UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 18, 2006

Huntington Bancshares Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-2525	31-0724920
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

41 South High Street, Columbus, Ohio		43287
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-480-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

At a meeting on July 18, 2006, the Compensation Committee ("Committee") of the Board of Directors of Huntington Bancshares Incorporated ("Huntington") approved a form of Restricted Stock Unit Grant Notice which provides for three-year vesting and a form of Restricted Stock Unit Grant Notice which provides for six-month vesting for awards of Restricted Stock Units ("RSUs") to employees, including executive officers pursuant to the Corporation's 2004 Stock and Long-Term Incentive Plan ("2004 Plan"), previously approved by the shareholders. All RSUs granted under these forms of Notice may be settled in shares of Huntington common stock and accumulated cash dividends. The Committee also approved a form of Restricted Stock Unit Deferral Agreement pursuant to which RSUs granted to senior officers on July 18, 2006 and having a three-year vesting period may be deferred at the election of such officers under the Executive Deferred Compensation Plan. Copies of the Restricted Stock Unit Grant Notice with three-year vesting, the Restricted Stock Unit Grant Notice with six-month vesting, and the Restricted Stock Unit Deferral Agreement are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and incorporated herein by reference.

In addition, the Committee approved a form of Director Deferred Stock Award Notice for grants of Deferred Stock Awards to the directors pursuant to the 2004 Plan. The Deferred Stock Award Notice provides that the awards are immediately vested in units and payable in shares of common stock and accumulated cash dividends six months after separation from service. The form of Director Deferred Stock Award Notice is attached hereto as Exhibit 99.4 and incorporated herein by reference.

The Committee also increased the base salary for Thomas E. Hoaglin, Chairman, President and Chief Executive Officer by 5% to $865,000.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 18, 2006, Huntington's Board of Directors appointed Thomas P. Reed to the position of Controller. Mr. Reed, age 48, joined Huntington in September 2000 as Senior Vice President and as such has served in various financial positions including Director of Planning and Analysis. Mr. Reed also serves as a director (since May 2003), Vice President (since May 2004), and Treasurer (since August 2004) for Huntington Preferred Capital, Inc. Donald R. Kimble, who formerly held the positions of both Chief Financial Officer and Controller, will continue as Chief Financial Officer.

Item 8.01 Other Events.

On July 18, 2006, the Committee adopted senior executive share ownership guidelines. These guidelines require that the Chief Executive Officer, other members of the Management Committee, and Regional Presidents, own specific minimum levels of Huntington common stock. How much is to be owned is based on the base salary of the executive as of July 18, 2006 and expressed in terms of a number of shares based on $23.34 per share; i.e., the mean of Huntington's common stock high and low trading price as of July 18, 2006. The share ownership guidelines are attached hereto as Exhibit 99.5 and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huntington Bancshares Incorporated

July 24, 2006	By:	Richard A. Cheap

Name: Richard A. Cheap
Title: Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Restricted Stock Unit Grant Notice with three-year vesting
99.2	Restricted Stock Unit Grant Notice with six-month vesting
99.3	Restricted Stock Unit Deferral Agreement
99.4	Director Deferred Stock Award Notice
99.5	Executive Share Ownership Guidelines